                                                                   Exhibit 23.4

                              Consent of KPMG LLP

The Board of Directors
Nasco International Inc.:

We consent to the use of our report dated February 8, 2002, on the consolidated financial statements of Nasco International Inc. and Subsidiaries (a wholly-owned subsidiary of Nasco Holdings, Inc.) included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Milwaukee, Wisconsin

May 15, 2002